UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2023

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Madison Avenue, 4th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Term Loan Credit Agreement

On June 7, 2023, the Borrowers, the Guarantors, the lenders party thereto and Acquiom Agency Services LLC, as agent, entered into a Credit, Security and Guaranty Agreement (“Term Loan Agreement”) providing for a term loan credit facility in an aggregate term loan commitment amount of $75 million (“Term Loan Facility”).

The Term Loan Facility is secured by first priority liens on the Term Priority Collateral (as defined in the Intercreditor Agreement referenced in the Term Loan Agreement) of the Credit Parties and second priority liens on the ABL Priority Collateral. All obligations under the Term Loan Agreement are unconditionally guaranteed by the Guarantors.

The Term Loan matures on the earlier to occur of (i) June 7, 2025, provided that, subject to certain conditions, the maturity date may automatically extend to June 7, 2026 and (ii) the Maturity Date (as defined in the ABL Credit Agreement) for any reason other than as a result of item (b) of the definition thereof. Borrowings under the Term Loan Agreement bear interest at the Applicable Reference Rate (as defined in the Term Loan Agreement) plus the Applicable Margin (as defined in the Term Loan Agreement).

The Term Loan Agreement grants to each Lender, beginning on October 7, 2023 until all of the Obligations (as defined in the Term Loan Agreement), at its election, to convert all or any portion of the principal outstanding balance of its Term Loans (as defined in the Term Loan Agreement) into fully paid and non-assessable Class A common stock, par value $0.0001 per share of Rubicon Technologies, Inc. as per the conversion formula set forth in Section 13.20 of the Term Loan Agreement; provided that, in no event shall the aggregate Conversion Amount (as defined in the Term Loan Agreement) (x) result in an issuance of Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding or (y) $10,000,000.

The Term Loan Agreement contains customary negative covenants, which limit the Credit Parties’ ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets, among other things. The Term Loan Agreement contains customary events of default, including payment defaults, material breaches of representations and warranties, covenant defaults, default on other material indebtedness, customary ERISA events of default, bankruptcy and insolvency, material judgments, invalidity of liens on collateral, change of control or cessation of business. The Term Loan Agreement also contains customary affirmative covenants, financial covenants, and representations and warranties.

The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is attached to this Current Report on Form 8-K as exhibit 10.1 and which is incorporated herein by reference.

ABL Credit Agreement

On June 7, 2023, Rubicon Technologies Holdings, LLC, a Delaware limited liability company, Rubicon Technologies International, Inc., a Delaware corporation, Rubicon Global, LLC, a Delaware limited liability company, Cleanco LLC, a New Jersey limited liability company, Charter Waste Management, Inc., a Delaware corporation, RiverRoad Waste Solutions, Inc., a New Jersey corporation, and each other person from time to time party thereto as a borrower (the “Borrowers”), Rubicon Technologies, Inc., a Delaware corporation, and each other person from time to time party thereto as a guarantor (collectively, the “Guarantors” and together with Borrowers, the “Credit Parties”), the lenders party thereto and Midcap Funding IV Trust, a Delaware statutory trust, as agent, entered into a Credit, Security and Guaranty Agreement (the “ABL Credit Agreement”) providing for an asset-backed revolving credit facility in an aggregate revolving loan committed amount of $90 million (the “ABL Credit Facility”).

The ABL Credit Facility is secured by first priority liens on the ABL Priority Collateral (as defined in the Intercreditor Agreement referenced in the ABL Credit Agreement) of the Credit Parties and third priority liens on the Term Priority Collateral (as defined in the Intercreditor Agreement referenced in the ABL Credit Agreement). All obligations under the ABL Credit Agreement are unconditionally guaranteed by the Guarantors.

Borrowings under the ABL Credit Agreement bear interest at the sum of the SOFR interest rate plus an initial margin equal to 4.25% per annum, which may stepdown to 3.95% per annum if the Borrowers can demonstrate a fixed charge coverage ratio greater than or equal to 1.10 to 1.00 for certain defined periods. The ABL Credit Agreement has a maturity date that is the earlier of (i) the date that is three (3) years following the closing date and (ii) if any obligations or revolving loan commitments remain outstanding on the date that is 90 days prior to the final maturity of the Term Loan Agreement (as defined in the ABL Credit Agreement), the Springing Maturity Date (as defined in the ABL Credit Agreement).

The ABL Credit Agreement contains customary negative covenants, which limit the Credit Parties’ ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets, among other things. The ABL Credit Agreement contains customary events of default, including payment defaults, material breaches of representations and warranties, covenant defaults, default on other material indebtedness, customary ERISA events of default, bankruptcy and insolvency, material judgments, invalidity of liens on collateral, change of control or cessation of business. The ABL Credit Agreement also contains customary affirmative covenants, financial covenants, and representations and warranties.

The foregoing description of the ABL Credit Agreement is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is attached to this Current Report on Form 8-K as exhibit 10.2 and which is incorporated herein by reference.

Amendment to Subordinated Term Loan Agreement

On June 7, 2023, the Borrowers and Guarantors entered into an amendment (the “Subordinated Term Loan Amendment”) to the $20.0 million subordinated term loan facility entered into on December 22, 2021 (as amended, restated, supplemented or otherwise modified immediately prior to giving effect to the Subordinated Term Loan Amendment, the “Existing Subordinated Term Loan Credit Agreement” and after giving effect to the Subordinated Term Loan Amendment, the “Subordinated Term Loan Credit Agreement”) with Mizzen Capital LP, a Delaware limited partnership, as agent for the lenders party thereto (in such capacity, the “Subordinated Term Loan Agent”), and the lenders party thereto.

The Subordinated Term Loan Amendment amends the Existing Subordinated Term Loan Credit Agreement to (i) add Rubicon Technologies Holdings, LLC, Cleanco LLC, Charter Waste Management, Inc., and Rubicon Technologies International, Inc. as new borrowers under the Subordinated Term Loan Credit Agreement, (ii) add Rubicon Technologies, Inc. as a new guarantor under the Subordinated Term Loan Credit Agreement, (iii) require the delivery of amended Warrant and Registration Rights Agreements between Rubicon Technologies Holdings, LLC and Mizzen Capital, LP and between Rubicon Technologies Holdings and Star Strong Capital LLC, (iv) decrease the Applicable Cash Interest Rate (as defined in the Existing Subordinated Term Loan Credit Agreement) from 14% to 11% per annum, (v) include a new financial covenant requiring the Credit Parties to maintain certain levels of liquidity, (vi) remove certain restrictions regarding capital expenditures by the credit parties under the Existing Subordinated Term Loan Credit Agreement. and (vii) allow for PIK Interest (as defined in the Subordinated Term Loan Credit Agreement) to be added to the principal amount of the Term Loans (as defined in the Subordinated Term Loan Credit Agreement), in each case, as further described therein.

The Subordinated Term Loan Credit Agreement is secured by second priority liens on the Term Priority Collateral (as defined in the Intercreditor Agreement referenced in the Subordinated Term Loan Credit Agreement) and third priority liens on the ABL Priority Collateral (as defined in the Intercreditor Agreement referenced in the Subordinated Term Loan Credit Agreement).

The foregoing description of the Subordinated Term Loan Amendment is qualified in its entirety by reference to the full text of the Subordinated Term Loan Amendment, which is attached to this Current Report on Form 8-K as exhibit 10.3 and which is incorporated herein by reference.

Convertible Debenture Amendment - First Closing

On June 2, 2023, Rubicon Technologies, Inc. (the “Company”) and certain investors party thereto entered into an amendment (the “First Closing Amendment”) to the Securities Purchase Agreement, dated as of December 16, 2022 (the “First Closing Securities Purchase Agreement”), entered by and among the Company and investors signatory thereto. Pursuant to the First Closing Securities Purchase Agreement, the Company issued to the investors convertible debentures (the “First Closing Convertible Debentures”) in an aggregate principal amount of up to $17 million, net of an original issuance discount of $2 million, which are convertible into shares of the Company’s Class A common stock, par value $0.0001.

The First Closing Amendment amends the terms of the First Closing Securities Purchase Agreement to extend the maturity date to December 1, 2026.

The foregoing description of the First Closing Amendment is qualified in its entirety by reference to the full text of the First Closing Amendment, which is attached to this Current Report on Form 8-K as exhibit 10.4 and which is incorporated herein by reference.

Convertible Debenture Amendment - Second Closing

On June 2, 2023, Rubicon Technologies, Inc. (the “Company”) and certain investors party thereto entered into an amendment (the “Second Closing Amendment”) to the Securities Purchase Agreement, dated as of February 1, 2023 (the “Second Closing Securities Purchase Agreement”), entered by and among the Company and investors signatory thereto. Pursuant to the Second Closing Securities Purchase Agreement, the Company issued to the investors (i) a first tranche of convertible debentures (the “First Tranche Convertible Debentures”) in an aggregate principal amount of up to $1,226,000.00, net of an original issuance discount of approximately $163,467.00, for a total principal amount of approximately $1,389,467.00 in First Tranche Convertible Debentures, and (ii) a second tranche of convertible debentures (the “Second Tranche of Convertible Debentures” together with the “First Tranche Convertible Debentures” the “Second Closing Convertible Debentures”) in an aggregate amount of $4,500,000.00, net of an original issuance discount of $643,500.00, for a total principal amount of $5,143,500.00 in Second Tranche Convertible Debentures.

The Second Closing Amendment amends the terms of the Second Closing Securities Purchase Agreement to extend the maturity date to December 1, 2026.

The foregoing description of the Second Closing Amendment is qualified in its entirety by reference to the full text of the Second Closing Amendment, which is attached to this Current Report on Form 8-K as exhibit 10.5 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Term Loan Agreement, Rubicon Technologies, Inc. (the “Company”) agreed to issue the Lenders warrants to purchase shares of the Company’s common stock (the “Warrants”). The exercise price per share for the Warrants $0.01. Warrants to purchase [15,699,867] shares of the Company’s common stock were issued. The Warrants contain customary registration rights and expire on June 7, 2033.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Form of Warrant Agreement, which is attached to this Current Report on Form 8-K as exhibit 4.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
4.1	Form of Warrant Agreement by and between Rubicon Technologies, Inc. and each holder thereto.
10.1	Credit, Security and Guaranty Agreement, dated as of June 7, by and among the Borrowers, Guarantors and Acquiom Agency Services LLC.
10.2	Credit, Security and Guaranty Agreement, dated as of June 7, by and among the Borrowers, Guarantors, and Midcap Funding IV, Trust.
10.3	Fourth Amendment to Subordinated Term Loan Agreement, dated as of June 7, 2023, by and among the Borrower, Guarantors, and Mizzen Capital LP.
10.4	Form of Amendment to Convertible Debenture (First Closing).
10.5	Form of Amendment to Convertible Debenture (Second Closing).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Philip Rodoni
	Name:	Philip Rodoni
	Title:	Chief Executive Officer

Date: June 8, 2023